Exhibit 99.2

Auriga Laboratories First Quarter 2007 Financial Results
Conference Call

LOS ANGELES, Calif. — April 2, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of xerostomia, dermatological conditions, and acute respiratory diseases will hold a conference call on Monday, April 16, 2007 to discuss its first quarter 2007 financial results for the period ended March 31, 2007. The results will be issued in a press release prior to the call on the same day.

Auriga’s Founder, Chairman and CEO Philip S. Pesin and CFO Charles R. Bearchell will host the presentation, which will be followed by a question and answer period.

Conference Date: Monday, April 16, 2007
Start Time: 10:00 AM Eastern (7:00 AM Pacific)
Dial-In Number: 1-800-936-9754
International: 1-973-935-2048
Conference ID#: 8607014

Internet Simulcast: http://viavid.net/dce.aspx?sid=00003D0D (Windows Media Player needed for simulcast)

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the conference call will be available starting at 1:00 PM Eastern and until midnight, April 30, 2007:

Toll-free replay number: 1-877-519-4471
International replay number: 1-973-341-3080
Replay Pin Number: 8607014

About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Contact:
Auriga Laboratories, Inc.
Andrew D. Shales, Chief Operating Officer
Tel 678-282-1613
Fax 678-282-1683
ashales@aurigalabs.com

Investor Relations:
Liolios Group, Inc.
Ron Both or Geoffrey Plank
Tel 949-574-3860
ron@liolios.com